Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Strong Q1 Cash Flow Exceeds Expectations

GREENVILLE, SC -- November 9, 2023 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the first quarter ended September 30, 2023.

	First Quarter Summary
	Q1 FY24	Q1 FY23	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$876,305	$943,813	-7.2%
Gross profit	$106,508	$113,485	-6.1%
Gross profit margin %	12.15%	12.02%	13bp
Operating income	$24,084	$34,888	-31.0%
GAAP net income	$15,432	$24,042	-35.8%
GAAP diluted EPS	$0.61	$0.94	-35.1%
Operating cash flow	$93,533	$(48,459)	nm
Select Non-GAAP measures:
Adjusted EBITDA	$34,919	$45,275	-22.9%
Adjusted EBITDA margin %	3.98%	4.80%	-82bp
Non-GAAP net income	$18,728	$27,203	-31.2%
Non-GAAP diluted EPS	$0.74	$1.07	-30.8%
Free cash flow	$91,218	$(49,143)	nm

"Strong cash flow and Intelisys growth are the hallmarks of our first quarter," said Mike Baur, Chairman and CEO, ScanSource, Inc. "Our business fundamentals remain strong in a softer revenue environment."

Quarterly Results

Net sales for the first quarter of fiscal year 2024 totaled $876.3 million, down 7.2% year-over-year. Specialty Technology Solutions net sales for the first quarter decreased 11.6% year-over-year to $509.6 million. Soft demand in barcode, mobility and point of sale was partially offset by growth in networking and security. Modern Communications & Cloud net sales for the first quarter decreased 0.2% year-over-year to $366.7 million due to lower sales volumes in communications hardware, partially offset by growth in Cisco products. Intelisys net billings increased to approximately $2.51 billion annualized, and Intelisys net sales for the first quarter increased 8.8%.

Gross profit for the first quarter of fiscal year 2024 decreased 6.1% year-over-year to $106.5 million. Gross profit margin for the first quarter was 12.15% versus 12.02% in the prior-year quarter.

For the first quarter of fiscal year 2024, operating income was $24.1 million compared to $34.9 million in the prior-year quarter. First quarter fiscal year 2024 non-GAAP operating income decreased to $28.5 million for a 3.25% non-GAAP operating income margin, down from $39.1 million for the prior-year quarter.

On a GAAP basis, net income for the first quarter of fiscal year 2024 totaled $15.4 million, or $0.61 per diluted share, compared to net income of $24.0 million, or $0.94 per diluted share, for the prior-year quarter. First quarter fiscal year 2024 non-GAAP net income totaled $18.7 million, or $0.74 per diluted share, down from $27.2 million, or $1.07 per diluted share, for the prior-year quarter. Interest expense increased to $5.6 million, up from $3.4 million for the prior-year quarter, reflecting higher interest rates and higher borrowings.

Adjusted EBITDA for the first quarter of fiscal year 2024 decreased 22.9% to $34.9 million, or 3.98% of net sales, compared to $45.3 million, or 4.80% of net sales, for the prior-year quarter.

ScanSource generated $93.5 million of operating cash flow and $91.2 million of free cash flow in the first quarter of fiscal year 2024.

Annual Financial Outlook for Fiscal Year 2024

ScanSource updates its expectations for the full fiscal year ended June 30, 2024 and replaces previously provided guidance.

	FY24 Annual Outlook	Prior FY24 Annual Outlook
Net sales	At least $3.8 billion	Net sales growth: At least 3%
Adjusted EBITDA (Non-GAAP)	At least $170 million	At least $180 million
Free cash flow	At least $200 million	At least $150 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, November 9, 2023, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY24 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, economic weakness and inflation, risk to our business from a cyberattack, a failure of our IT systems, failure to hire and retain quality employees, loss of the Company's major customers, relationships with our key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2023. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP operating income margin, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

Free cash flow: We present free cash flow as we believe this measure provides more information regarding our liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, SaaS, connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2023 Best Places to Work in South Carolina and on FORTUNE magazine’s 2023 List of World’s Most Admired Companies. ScanSource ranks #773 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2023	June 30, 2023*
Assets
Current assets:
Cash and cash equivalents	$42,647	$36,178
Accounts receivable, less allowance of $19,570 at September 30, 2023 and $15,480 at June 30, 2023	691,669	753,236
Inventories	656,170	757,574
Prepaid expenses and other current assets	116,949	110,087
Total current assets	1,507,435	1,657,075
Property and equipment, net	36,745	37,379
Goodwill	215,152	216,706
Identifiable intangible assets, net	63,675	68,495
Deferred income taxes	16,421	17,764
Other non-current assets	59,107	70,750
Total assets	$1,898,535	$2,068,169
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$617,594	$691,119
Accrued expenses and other current liabilities	67,138	78,892
Income taxes payable	8,108	9,875
Current portion of long-term debt	8,209	6,915
Total current liabilities	701,049	786,801
Deferred income taxes	3,679	3,816
Long-term debt, net of current portion	141,774	144,006
Borrowings under revolving credit facility	98,125	178,980
Other long-term liabilities	38,655	49,268
Total liabilities	983,282	1,162,871
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 24,960,231 and 24,844,203 shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively	59,501	58,241
Retained earnings	952,110	936,678
Accumulated other comprehensive loss	(96,358)	(89,621)
Total shareholders’ equity	915,253	905,298
Total liabilities and shareholders’ equity	$1,898,535	$2,068,169

*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2023	2022
Net sales	$876,305	$943,813
Cost of goods sold	769,797	830,328
Gross profit	106,508	113,485
Selling, general and administrative expenses	75,436	71,593
Depreciation expense	2,795	2,763
Intangible amortization expense	4,193	4,241
Operating income	24,084	34,888
Interest expense	5,585	3,448
Interest income	(1,325)	(1,589)
Other expense, net	677	746
Income before income taxes	19,147	32,283
Provision for income taxes	3,715	8,241
Net income	$15,432	$24,042

Per share data:
Net income per common share, basic	$0.62	$0.95
Weighted-average shares outstanding, basic	24,886	25,201

Net income per common share, diluted	$0.61	$0.94
Weighted-average shares outstanding, diluted	25,178	25,451

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$15,432	$24,042
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,217	7,228
Amortization of debt issue costs	96	289
Provision for doubtful accounts	4,157	125
Share-based compensation	2,769	2,316
Deferred income taxes	1,303	2,274
Finance lease interest	15	2
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	53,284	(18,799)
Inventories	99,630	(62,192)
Prepaid expenses and other assets	(7,743)	14,690
Other non-current assets	11,227	(9,469)
Accounts payable	(70,292)	(1,053)
Accrued expenses and other liabilities	(21,764)	(13,168)
Income taxes payable	(1,798)	5,256
Net cash provided by (used in) operating activities	93,533	(48,459)
Cash flows from investing activities:
Capital expenditures	(2,315)	(684)
Net cash used in investing activities	(2,315)	(684)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	588,570	579,011
Repayments on revolving credit, net of expenses	(669,424)	(542,147)
Borrowings (repayments) on long-term debt, net	(938)	18,402
Repayments on finance lease obligation	(191)	(303)
Debt issuance costs	—	(1,407)
Exercise of stock options	72	10
Taxes paid on settlement of equity awards	(1,582)	(596)
Net cash (used in) provided by financing activities	(83,493)	52,970
Effect of exchange rate changes on cash and cash equivalents	(1,256)	(1,342)
Increase in cash and cash equivalents	6,469	2,485
Cash and cash equivalents at beginning of period	36,178	37,987
Cash and cash equivalents at period end	$42,647	$40,472

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2023	2022
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	11.0%	15.6%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$15,432	$24,042
Plus: Interest expense	5,585	3,448
Plus: Income taxes	3,715	8,241
Plus: Depreciation and amortization	7,217	7,228
EBITDA (non-GAAP)	31,949	42,959
Plus: Share-based compensation	2,769	2,316
Plus: Cyberattack restoration costs	201	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$34,919	$45,275

Invested Capital Calculations:
Equity – beginning of the quarter	$905,298	$806,528
Equity – end of the quarter	915,253	827,004
Plus: Share-based compensation, net	2,068	1,718
Plus: Cyberattack restoration costs, net	150	—
Average equity	911,385	817,625
Average funded debt (b)	352,897	336,428
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,264,282	$1,154,053

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

	Quarter Ended September 30,
	2023	2022
GAAP operating cash flow	$93,533	$(48,459)
Less: Capital Expenditures	(2,315)	(684)
Free cash flow (non-GAAP)	$91,218	$(49,143)

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2023	2022	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$509,570	$576,329	(11.6)%
Foreign exchange impact (a)	(934)	—
Non-GAAP net sales, constant currency	$508,636	$576,329	(11.7)%

Modern Communications & Cloud:
Net sales, reported	$366,735	$367,484	(0.2)%
Foreign exchange impact (a)	(4,677)	—
Non-GAAP net sales, constant currency	$362,058	$367,484	(1.5)%

Consolidated:
Net sales, reported	$876,305	$943,813	(7.2)%
Foreign exchange impact (a)	(5,611)	—
Non-GAAP net sales, constant currency	$870,694	$943,813	(7.7)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2022.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2023	2022	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$791,000	$859,538	(8.0)%

International:
Net sales, reported	$85,305	$84,275	1.2%
Foreign exchange impact(a)	(5,611)	—
Non-GAAP net sales, constant currency	$79,694	$84,275	(5.4)%

Consolidated:
Net sales, reported	$876,305	$943,813	(7.2)%
Foreign exchange impact(a)	(5,611)	—
Non-GAAP net sales, constant currency	$870,694	$943,813	(7.7)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2022.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended September 30, 2023
	GAAP Measure	Intangible amortization expense	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$75,436	—	$(201)	$75,235
Operating income	24,084	4,193	201	28,478
Operating income margin	2.75%	0.48%	0.02%	3.25%
Net income	15,432	3,146	150	18,728
Diluted EPS	$0.61	$0.12	$0.01	$0.74

	Quarter ended September 30, 2022
	GAAP Measure	Intangible amortization expense	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$71,593	—	—	$71,593
Operating income	34,888	4,241	—	39,129
Operating income margin	3.70%	0.45%	—	4.15%
Net income	24,042	3,161	—	27,203
Diluted EPS	$0.94	$0.12	—	$1.07

SCANSOURCE REPORTS FIRST QUARTER RESULTS

Annual Financial Outlook for Fiscal Year 2024:

FY 24 Outlook
GAAP operating income	At least $126 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$12 million
Interest income and income (expense), net	$3 million
Adjusted EBITDA (non-GAAP)	At least $170 million

GAAP operating cash flow	At least $210 million
Less: Capital expenditures	$10 million
Free cash flow (non-GAAP)	At least $200 million